Exhibit 5.1

                            Silicon Valley Law Group
                            25 Metro Drive, Suite 600
                           San Jose, California 95110

June 21, 2005

Procera Networks, Inc.
3175 South Winchester Boulevard
Campbell, California 95008

Re:     Registration Statement on Form SB-2


Ladies and Gentlemen:

We are acting as counsel for Procera Networks, Inc., a Nevada corporation (the "COMPANY"), in connection with the registration of the resale under the Securities Act of 1933, as amended, of up to 18,811,746 shares (the "SHARES") of the Company's Common Stock, $0.001 par value per share, including 8,810,848 shares issuable pursuant to the exercise of warrants for the purchase of common stock (the "WARRANT SHARES"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to the Shares, to be filed by you with the Securities and Exchange Commission on or about January 28, 2005 (such Registration Statement, as it was amended from time to time on Form SB2 dated April 27, 2005 and June 21, 2005, is herein referred to as the "REGISTRATION STATEMENT").

We understand that the Shares are to be sold for resale to the public as described in the Registration Statement. We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that (i) the Shares (other than the Warrant Shares) have been legally issued and are fully paid and nonassessable and (ii) the Warrant Shares, when issued and delivered upon exercise of the warrants and receipt by the Company of payment in full therefor in accordance with the terms of such warrants, will be legally issued and fully paid and nonassessable shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ Silicon Valley Law Group

SILICON VALLEY LAW GROUP